UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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USA TECHNOLOGIES, INC.

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USA Technologies Issues Statement Regarding Hudson Executive Capital Filing on Disgorgement

MALVERN, Pa.--(BUSINESS WIRE)--USA Technologies, Inc. (OTC:USAT) (“USAT” or the “Company”), a cashless payments and software services company that provides end-to-end technology solutions for the self-service retail market, today issued the following statement:

We reaffirm our strong belief that an 18-month disgorgement period was triggered by Hudson Executive Capital’s (HEC) November 2019 public announcement of its intention to take control of the USAT board. The words and intent of the Pennsylvania statute – Subchapter H of Chapter 25 of the Pennsylvania Business Corporation Law – are in our view carefully crafted to protect Pennsylvania corporations and their stakeholders from attempts to take control of the Board of Directors of a Pennsylvania corporation.

We informed HEC of the Pennsylvania statute in November 2019. Today, for the first time and after more than three months of publicly soliciting USAT shareholders, HEC acknowledged the potential significant implications of the Pennsylvania disgorgement statute on its effort to take control of the USA Technologies Board.

Shareholders should be aware that under the Pennsylvania statute, actions to recover realized profits from an offending shareholder may be commenced by the corporation, or by any shareholder in the name and on behalf of the corporation, if the corporation fails or refuses to take action within 60 days after written request by a shareholder.

Based on HEC’s public disclosures, we believe that, as of today, HEC stands on an unrealized profit of over $35 million in their USAT investment.

USA Technologies, on behalf of itself and its shareholders other than HEC, reserves all of its rights under Pennsylvania law to compel the disgorgement of any profits that may be realized by HEC during the 18-month period beginning November 2019.

About USA Technologies, Inc.

USA Technologies, Inc. is a cashless payments and software services company that provides end-to-end technology solutions for the self-service retail market. With approximately 1.2 million connections, USAT is transforming the unattended retail community by offering one solution for payments processing, logistics, and back-office management solutions. The company’ s enterprise-wide platform is designed to increase consumer engagement and sales revenue through digital payments, digital advertising and customer loyalty programs, while providing retailers with control and visibility over their operations and inventory. As a result, customers ranging from vending machine companies, to operators of micro-markets, gas and car charging stations, laundromats, metered parking terminals, kiosks, amusements and more, can run their businesses more proactively, predictably, and competitively.

Important Additional Information

USA Technologies, Inc. (“USAT”) will be filing a proxy statement and associated WHITE proxy card with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for its 2020 annual meeting of shareholders. Shareholders are strongly advised to read USAT’s 2020 proxy statement (including any amendments or supplements thereto) when it becomes available because it will contain important information. Shareholders will be able to obtain copies of USAT’s 2020 proxy statement and other documents filed by USAT with the SEC in connection with its 2020 annual meeting of shareholders free of charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at www.usatech.com.

USAT, its directors and its executive officers may be deemed to be participants in the solicitation of proxies from shareholders in connection with USAT’s 2020 annual meeting of shareholders. Shareholders may obtain information regarding USAT’s directors, executive officers and other persons who may, under rules of the SEC, be considered participants in the solicitation of proxies for the 2020 annual meeting of shareholders, including their respective interests by security holdings or otherwise, in USAT’s annual report on Form 10-K for the year ended June 30, 2019, which was filed with the SEC on October 9, 2019. To the extent the interests of certain participants, by security holdings or otherwise, have changed since June 30, 2019, such changes have been or will be reflected on Form 8-Ks, Form 3s and Form 4s filed or to be filed by USAT with the SEC. Additional information regarding the interests of such individuals can also be obtained from the definitive proxy statement for USAT’s 2020 annual meeting of shareholders when it is filed by USAT with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at www.usatech.com.

Forward-looking Statements

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: All statements other than statements of historical fact included in this release, including without limitation the business strategy and the plans and objectives of USAT's management for future operations, are forward-looking statements. When used in this release, words such as "anticipate", "believe", "estimate", "expect", "intend", and similar expressions, as they relate to USAT or its management, identify forward looking statements. Such forward-looking statements are based on the beliefs of USAT's management, as well as assumptions made by and information currently available to USAT's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, the resolution of any action that may be brought by or on behalf of USAT related to or arising out of Subchapter H of Chapter 25 of the Pennsylvania Business Corporation Law; the incurrence by USAT of any unanticipated or unusual non-operational expenses which would require us to divert our cash resources from achieving our business plan; the ability of USAT to retain key customers from whom a significant portion of its revenues is derived; the ability of USAT to compete with its competitors to obtain market share; whether USAT's customers continue to utilize USAT's transaction processing, route scheduling, inventory management, and related services, as our customer agreements are generally cancelable by the customer on thirty to sixty days' notice; the risk associated with the currently pending litigation or possible regulatory action arising from the internal investigation and its findings, from the failure to timely file USAT’s periodic reports with the Securities and Exchange Commission, from the restatement of the affected financial statements, from allegations related to the registration statement for the follow-on public offering, or from potential litigation or other claims arising from the shareholder demands for derivative actions; whether the listing application for USAT’s securities which has been filed by USAT with The Nasdaq Stock Market LLC will be granted or granted in a timely manner; or whether USAT's existing or anticipated customers purchase, rent or utilize ePort or Seed devices or our other products or services in the future at levels currently anticipated by USAT. Readers are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this release speaks only as of the date of this release. Unless required by law, USAT does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

Contacts
Media:
Joele Frank, Wilkinson Brimmer Katcher
Tim Lynch / Meaghan Repko
212-355-4449

Investors:
Blueshirt Group
Monica Gould, +1 212-871-3927
monica@blueshirtgroup.com
Lindsay Savarese, +212-331-8417
lindsay@blueshirtgroup.com